ULTRAMED INTERNATIONAL, INC.
                           BENNETT L. OPPENHEIM, PH.D.
                                    DIRECTOR
1580 LEMOINE AVENUE - SUITE 8                        PHONE:    201-592-0634
FORT LEE, NJ  07024                                  FAX:      201-592-0652


                         CERTIFICATE OF INCORPORATION OF
                          ULTRAMED INTERNATIONAL, INC.

To:  The Secretary of State                                  Filed Aug. 25, 1999
     State of New Jersey

       The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate Of Incorporation:

       FIRST: The name of the corporation is
                          UltraMed International, Inc.

       SECOND:  The purposes for which this corporation is organized are:

       To engage in any activity within the purposes for which corporations may be organized under the "New jersey Business Corporation Act", N.J.S. 14A: 1-1 et seq.

       In addition to the powers conferred upon shareholders and directors of the corporation shall have the following additional express power:

1) The shareholders shall have the express power to remove any director of the corporation at any annual or special meeting or other time, either with or without cause, by the vote of a majority of a quorum of shareholders present at such time or meeting.

2) The Directors shall have the express power to remove any officer of the corporation at any annual or special meeting or other time, either with or without cause, by the vote of a majority of a quorum of directors present at such time or meeting.

3) Except to the extent prohibited by law, no director or officer of the corporation shall be personally liable to the corporation or it's shareholders for damages for breach of any duty owed to the corporation or it's shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission

               a) in breach of such person's duty of loyalty to the corporation or it's shareholders,
               b) not in good faith or involving a knowing violation of the law or
               c) resulting in receipt by such person of an improper personal benefit.


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4)          To the extent permitted by law, the corporation shall defend, indemnify and hold its officers and directors harmless for all acts and omissions in the performance of their duties for the corporation, provided that such acts or omissions are made in good faith and do not involve a knowing violation of the law nor result in an improper personal benefit to the officers or directors.

               THIRD: The aggregate number of shares which the corporation shall have the authority to issue is
                            2,500 Shares  Without Nominal or Par Value


               FOURTH: The name and address of the corporation's initial
                    Registered Agent therein in
                    Richard B. Davis    224 South Street, Freehold, N.J. 07728


               FIFTH: The number of directors constituting the initial Board Of
                    Directors shall be ONE and the names and addresses of
                    the directors are as follows:
                    Bennett Oppenheim     38 Avalon Drive, Montville, N.J. 07045

            SIXTH:  The name and address of the incorporator is as follows:
                    Patricia L. Marciniak  474 Old Bridge Turnpike,
                                           South River, N.J. 08882


            IN WITNESS WHEREOF, the undersigned, the Incorporator of the above named Corporation, has hereunto signed this Certificate of Incorporation.


            Dated:  August 25, 1999            Signed by:  Patricia L. Marciniak


            Filed By:
            Karkus Press
            PO Box 618
            Perth Amboy, New Jersey 08862

NUMBER                                                                  SHARES
 [  ]



           Incorporated Under the Laws of the State of New Jersey

           ULTRAMED INTERNATIONAL, INC.

           Authorized Issue: 2,500 Shares without Nominal or Par Value



            THIS CERTIFIES THAT ________________________________________________
            Is the registered holder of ___________ fully paid and non-assessable Shares of the Capital Stock of the above named Corporation, transferable only on the books of the corporation in person or by duly authorized Attorney upon surrender of this certificate properly endorsed, subject to Law, and the provisions of the Certificate of Incorporation and the by-laws of the Corporation.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____________day of _______________19____________




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                                Secretary                              President